UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No.__)

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

NUGEN HOLDINS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g)

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule) O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NUGEN HOLDINGS, INC.
44645 Guilford Drive, Suite 201
Ashburn, Virginia 20147

August __, 2010

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of NuGen Holdings, Inc., a Delaware corporation (the “Company”), as of the close of business on the record date, February 26, 2010.  The purpose of the Information Statement is to notify our stockholders that on February 26, 2010, the Company received a written consent in lieu of a meeting of stockholders (the “Written Consent”) from the holders of 30,236,557 (representing 60%) of the issued and outstanding shares of our Common Stock.  The Written Consent adopted resolutions which authorized the Company to amend the Company’s Certificate of Incorporation for the purpose of changing the name of the Company from “InovaChem, Inc.” to “NuGen Holdings, Inc.”

You are urged to read the Information Statement in its entirety for a description of the actions taken by the holders of a majority of common stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holder of at least a majority of the outstanding shares of all voting stock of the Company. Because stockholders holding at least a majority of the voting rights of our outstanding common stock have voted in favor of the foregoing action, and has sufficient voting power to approve such action through their ownership of common stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stocks.

This Information Statement is being mailed on or about August __, 2010 to stockholders of record on February 26, 2010.

Sincerely,

/s/ Eric Takamura
Name: Eric Takamura
Title: Chairman, Chief Executive Officer and President

NUGEN HOLDINGS, INC.
44645 Guilford Drive, Suite 201
Ashburn, Virginia 20147

_____________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of NuGen Holdings, Inc., a Delaware corporation (the “Company”), as of the close of business on the record date, February 26, 2010.  The purpose of the Information Statement is to notify our stockholders that on February 26, 2010 the Company received a majority written consent in lieu of a meeting of stockholders (the “Written Consent”) from the holders of 30,236,557 (representing 60%) of the issued and outstanding shares of our Common Stock.  The Written Consent adopted resolutions which authorized the Company to amend the Company’s Certificate of Incorporation for the purpose of changing the name of the Company from “InovaChem, Inc.” to “NuGen Holdings, Inc.”

Because stockholders holding at least a majority of the voting rights of our outstanding common stock have voted in favor of the foregoing resolutions, and have sufficient voting power to approve such actions through their ownership of common stock, no other stockholder consents were solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these resolutions and proxies are not requested from stockholders.

In accordance with our bylaws, our board of directors has fixed the close of business on February 26, 2010 as the record date for determining the stockholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about August __, 2010 to stockholders of record on the record date.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to amend the Certificate of Incorporation of the Company under the Delaware General Corporation Law (“DGCL”) Section 242 (the “Name Change”) requires the affirmative vote of the holders of a majority of the voting power of the Company.  Accordingly, on February 26, 2010, the Company received a written consent from the holders of a majority of the voting power of the Company which adopted the resolution authorizing the Company to amend its Certificate of Incorporation for the purpose of changing the name of the Company from “InovaChem, Inc.” to “NuGen Holdings, Inc.”

In addition, Section 228 of the DGCL provides in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting.  This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no class of voting stock outstanding other than the Common Stock.  On February 26, 2010, there were 50,381,564 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote.  Accordingly, the vote or written consent of the stockholders holding at least 25,190,783 shares of the Common Stock issued and outstanding was necessary to approve Name Change and the filing of the Certificate of Amendment.

On February 26, 2010, stockholders holding an aggregate of 30,236,557 (representing 60%) of the issued and outstanding shares of Common Stock, executed and delivered to the Company the Written Consent.  Accordingly, in compliance with the DGCL, at least a majority of the outstanding shares has approved the Name Change.  A Notice to Stockholders, dated February 26, 2010, of such action taken by the holders of a majority of the outstanding shares was sent to all of the Company’s stockholders on February 26, 2010, in accordance with Section 228(e) of the DGCL. The Certificate of Amendment to the Certificate of Incorporation was filed with the Delaware Secretary of State and became effective on March 4, 2010.  As a result of a comment received by the Securities and Exchange Commission with respect to the Company’s Registration Statement on Form S-1 (File No. 333-165682), originally filed with the SEC on March 25, 2010, as amended, the Company is delivering this Information Statement to its stockholders of record on February 26, 2010.

PURPOSES AND EFFECT OF THE CHANGES

On January 29, 2010, InovaChem, Inc. completed the acquisition of NuGen Mobility, Inc. through a reverse subsidiary merger pursuant to which NuGen Mobility, Inc. became InovaChem Inc.’s wholly-owned subsidiary (the “Merger”) and carried on NuGen Mobility’s business of the development, design, and marketing of permanent magnet electrical motor systems and related products as its sole line of business and abandoned its previous business of attempting to utilize new technologies to reduce certain food, pharmaceutical and other products’ costs. On February 26, 2010, our board of directors and stockholders approved an amendment to the Company’s Certificate of Incorporation changing the Company’s name from InovaChem, Inc. to NuGen Holdings, Inc. to more accurately reflect its business focus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of August 13, 2010, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 50,381,564 issued and outstanding shares of Common Stock. Unless otherwise indicated, the business address of each such person is 44645 Guilford Drive, Suite 201 Ashburn, Virginia 20147.

			Percentage of
	Number of Shares		Common Stock
	of Common Stock		Beneficially
Name of Beneficial Owner	Beneficially Owned		Owned

Eric Takamura	22,549,375	(1) (2) (3)	44.49%
Henry Toh	1,795,000	(4)	3.55%
Alan Pritzker	266,667	(5)	*
Michael Kleinman, M.D.	116,667		*
John Salatino	116,667	(6)	*

All directors and executive
officers as a group (5 persons)	24,861,042		48.73%

Ronald Takamura	7,987,182		15.66%

* Less than 1%

 (1) Includes 1,200,000 shares which are pledged to secure the repayment of a two-year 5% promissory note in the principal amount of $300,000 entered into by Mr. Takamura in November 2009. Also, includes the pledge of 1,000,000 of his shares of common stock to a representative of eleven investors to secure his obligation to transfer to such investors his shares if we issue, with certain exceptions, shares of common stock or securities convertible into, or exercisable for, common stock at a price below $0.15 per share during the period ending August 11, 2011. Does not include shares owned by his brother, Ronald Takamura, over which he disclaims beneficial ownership.
(2) Such sum includes an aggregate of up to 2,595,000 shares that may be purchased by investors in the Private Placement who acquired a options from Mr. Takamura (at a purchase price of $250) entitling them to purchase, until January / February 2012, such shares of his common stock for a purchase price of $0.50 per share.
(3) Includes options exercisable within 60 days of the date hereof to acquire 300,000 shares of common stock. Does not include options to acquire 600,000 shares which are not exercisable within 60 days of the date hereof.
(4) Includes options exercisable within 60 days of the date hereof to acquire 150,000 shares of common stock. Does not include options to acquire 300,000 shares which are not exercisable within 60 days of the date hereof.
 (5) Includes options exercisable within 60 days of the date hereof to acquire 50,000 shares of common stock. Does not include options to acquire 100,000 shares which are not exercisable within 60 days of the date hereof.
(6) Includes options exercisable within 60 days of the date hereof to acquire 133,333 shares of common stock. Does not include options to acquire 266,667 shares which are not exercisable within 60 days of the date hereof

CHANGE IN CONTROL

On January 29, 2010, pursuant to the Merger Agreement dated January 29, 2010 by and among NuGen Holdings, Inc. (formerly known as InovaChem, Inc.), NuGen Mobility, Inc. and InovaChem Mergerco II, Inc., a wholly-owned subsidiary of NuGen Holdings, Inc. and the other parties identified therein, InovaChem Mergerco II merged with and into NuGen Mobility, Inc. and NuGen Mobility, Inc. as the surviving corporation, became a wholly-owned subsidiary of NuGen Holdings, Inc.

Upon the closing of the Merger, each issued and outstanding share of NuGen Mobility Inc.’s common stock was converted into 24,422.48 shares of NuGen Holdings Inc.’s common stock. As a result, an aggregate of 27,133,384 shares of our common stock, par value $0.001 per share, were issued to the two shareholders of NuGen Mobility, Inc., Eric Takamura, our Chairman, Chief Executive Officer and President, and Ron Takamura.

Effective upon the closing of the Merger, William Zuo, Shao Jun Xu and Xiaojing Li resigned from all of their respective positions as officers and directors of Inovachem, Inc. On the same date, the board of directors appointed Eric Takamura as Chairman, Chief Executive Officer, President and a director and John Salatino as Vice President of Engineering and Programs. Henry Toh retained his position as Vice Chairman of our board of directors and Executive Vice President of Corporate Development, Alan Pritzker retained his position as Chief Financial Officer and Michael Kleinman remained on the board of directors of our company.

The statements made in this Information Statement referencing the Merger Agreement are qualified in their entirety by reference to the text of said agreement, and are expressly made subject to the more complete information set forth therein. The full text of the Merger Agreement is attached as Exhibit 2.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2010.

There are no arrangements or understandings among members of both the former and new control group and their associates with respect to the election of directors of the Company or other matters.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From October 2006 to January 2009, Eric Takamura, our Chairman, Chief Executive Officer, President, and a director and a principal stockholder, made loans to us in the aggregate principal amount of $551,382. On September 30, 2009, Eric Takamura agreed to forgive $1,346,693 owed to him by our company ($686,169 of which was pursuant to such outstanding loans and accrued interest thereon, and $660,524 was for accrued and unpaid salary).

Eric Takamura was Chief Operating Officer of New Generation Motors from June 2004 to February 27, 2007. Henry Toh, Vice Chairman of our board of directors and an officer, is an officer and a director of Four M International, Inc.(“Four M”). In connection with an Asset Purchase Agreement, dated July 13, 2007, NuGen Mobility, Inc., among other things, assumed outstanding indebtedness of New Generation Motors Corporation, a Delaware corporation, to Four M in the amount of $62,500, pursuant to a one-year promissory note, dated April 23, 2003, which interest accrued at 5.5% per annum, payable on a monthly basis, commencing May 23, 2003. Nu Gen Mobility, Inc. assumed this debt as a condition to the completion of the transaction imposed by New Generation Motors. In connection with the Merger, Four M received 386,250 shares in exchange for the cancellation of indebtedness of $57,938 which was still outstanding.

From August 2006 to June 2009, Ron Takamura, a principal stockholder and brother of Eric Takamura, our Chairman, Chief Executive Officer, President, and a director and a principal stockholder, made loans to us in the aggregate principal amount of $371,500, at an interest rate of 10.2%.  As of December 31, 2009 these loans accrued a total of $93,976 of interest thereon. We issued 3,103,173 shares of Common Stock to Ron Takamura in  our private placement offering that closed on February 11, 2010, as a result for the cancellation of his debt (including accrued interest).

The agreements by which Eric Takamura and Ronald Takamura lent money to our company, by which Eric Takamura forgave loans and by which 71,667 shares of our common stock owned by Henry Toh were redeemed for $0.71 prior to the merger with NuGen Mobility, Inc. were oral agreements.

In December 2006, the Company entered into an agreement with Hamilton Clarke, an investor relations firm that was a 10% shareholder at that time and whose shares were acquired by Eric Takamura in November 2009,  to provide financial advisory services to the Company. We granted the firm 111 shares of Common Stock per the terms of the agreement. In January 2008, we terminated our agreement with the firm and converted the $35,650 we owed the firm into a note payable. The Company accrued interest on this loan at the rate of 1% per annum. $25,000 was repaid by the Company on February 22, 2010 and the remaining balance was forgiven by the consultant and the note was terminated.

INTEREST OF CERTAIN PERSONS IN OR IN
OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Certificate of Amendment, which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE CERTIFICATE OF AMENDMENT, PLEASE CONTACT:

NUGEN HOLDINGS, INC.
44645 Guilford Drive, Suite 201
Ashburn, Virginia 20147

By Order of the Board of Directors,

/s/ Eric Takamura
Name: Eric Takamura
Title: Chairman, Chief Executive Officer and President

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

INOVACHEM, INC.

Under Section 242 of the Delaware General Corporation Law

InovaChem, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the corporation is InovaChem, Inc.

2.	The Certificate of Incorporation of the Corporation is hereby amended by amending and restating Article FIRST thereof in its entirety to read as follows:

FIRST: The name of the Corporation is NuGen Holdings, Inc.

3.
The amendment to the Certificate of Incorporation of the Corporation herein certified has been declared advisable by the Board of Directors of the Corporation and was duly adopted by the Board of Directors in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and such amendment was duly adopted by the stockholders of the Corporation entitled to vote thereon in accordance with the provisions of Section 228 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Eric Takamura, its President and Chief Executive Officer, this 26th day of February 2010.

INOVACHEM, INC.
By:	/s/ Eric Takamura
Name: Eric Takamura
Title: President and Chief Executive Officer